                                                                     EXHIBIT 2.3



                                  FORM OF NOTE

                             BRADLEES STORES, INC.
                      9% SECURED CONVERTIBLE NOTE DUE 2004


Number:                                                CUSIP Number:


                    Principal
                     Amount    Maturity Date          Issue Date
                     ------    -------------          ----------

                $__________    $_________, 2004       __________, 1999


REGISTERED HOLDER:  _______________________

PRINCIPAL AMOUNT:   _______________________  Dollars

INTEREST RATE:      Nine percent (9%) per annum


          BRADLEES STORES, INC., a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts (hereinafter called the "Issuer", which term includes any successor or assign under the Indenture referred to below), for value received hereby promises to pay to [_____________], or its registered assigns, the outstanding Principal Amount hereof on the Maturity Date set forth above, and to pay interest on the unpaid portion of the Principal Amount semi-annually on January 1 and July 1 of each year (each of such dates and the Maturity Date are hereinafter individually referred to as the "Stated Maturity") at the Interest Rate set forth above from the most recent Stated Maturity for which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Issue Date set forth above, until the Principal Amount is paid in full or payment thereof is duly provided for. It is acknowledged and agreed that the principal of the Notes may not be repaid prior to the Maturity Date except as specifically provided in the Indenture (as hereinafter defined). The principal and interest so payable on any Stated Maturity shall, as provided in the Indenture, be paid to the person in whose name this Note is registered in the Security Register at the close of business on the Regular Record Date for such payment of principal and interest, which shall be the fifteenth day preceding each Stated Maturity, respectively. Any such principal and interest not so punctually paid or duly provided for shall forthwith cease to be payable to the person in whose name this Note was registered in the Security Register at the close of business on such Regular Record Date, and may be paid to the person in whose name this Note is registered at the close of business on a special record date for the payment of such overdue interest and/or overdue principal, to be fixed by the Trustee, notice of which shall be given to the Holder hereof at least 15 days prior to such special record date, or may be paid at any time in any other lawful manner. Payment of the principal amount of this Note (or any outstanding installment thereof) upon final maturity (whether by redemption, acceleration or otherwise) shall be made only upon presentation and surrender of this Note. All payments in respect of this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of debts.

          Whenever any amount to be paid hereunder is stated to be due on a day that is not a Business Day, such amount shall be payable on the next succeeding Business Day and shall continue to bear interest at the rate set forth herein until paid.

          This Note is one of an authorized issue of Notes of the Issuer known as its 9% Secured Convertible Notes Due ______, 2004 (the "Notes") and ranks equally in right of payment with other non-subordinated indebtedness of the Issuer. The Notes are issued under the Indenture, dated as of January ___, 1999
(the "Indenture"), among the Issuer, [    ] (the "Trustee," which term includes
any successor indenture trustee under the Indenture) and, solely for the purposes of the conversion provisions therein, Bradlees, Inc. ("BI"). All capitalized terms used herein, unless defined herein, shall have the meanings ascribed to them in the Indenture. All rights, powers and remedies available to any Holder of this Note shall be subject to the provisions of the Indenture. Reference is hereby made to the Indenture for a description of the nature and extent of the Notes and the respective rights of the Holders of the Notes, the Indenture Trustee, the Issuer and BI in respect of the Notes and the terms upon which the Notes are made and are to be authenticated and delivered.

          The principal of, and interest on, and all other amounts payable under this Note are secured by a first priority Lien on the Yonkers Property and the Union Square Property and the Proceeds of the conversion of the Yonkers Property and the Union Square Property as described in the Indenture and the Security Documents. Such Lien shall be subject to modification, and certain portions of the Collateral shall be subject to release, upon the terms and provisions set forth in the Security Documents. Each Holder of a Note, by accepting a Note, shall be deemed to have agreed to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the provisions thereof, the Notes and the Indenture.

          Payment and performance of the Guarantee Obligations in connection with the Notes are fully and unconditionally guaranteed on an unsecured basis by BI in accordance with the terms of Article 13 of the Indenture.

          The Indenture permits, with certain exceptions, as therein provided, the amendment thereof and the Security Documents and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes to be affected under the Indenture or the Security Documents at any time by the Issuer with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver or direction by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any security issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          The Notes shall be redeemed pro rata with (a) the Net Proceeds of the sale of the Yonkers Property, (b) the Net Proceeds of the sale of the Union Square Property and (c) the Net Proceeds of any Equity Offering, in each case at a Redemption Price equal to 100% of the unpaid principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to the Redemption Date.

          The Notes may be redeemed in whole or in part at any time at the option of the Issuer at a Redemption Price equal to 100% of the unpaid principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date.

          Notice of any redemption of Notes will be given at least 5 days before the Redemption Date to each Holder at its registered address. Notes (or portions thereof as aforesaid) for the redemption of which provision is made in accordance with the Indenture shall thereupon cease to be entitled to the Lien of the Security Documents and shall cease to bear interest from and after the Redemption Date.

          The Notes are, subject to the terms of the Indenture, convertible in whole or in part at the option of the Holder thereof into shares of New Common Stock of BI at any time after the first anniversary of the original issuance of the Notes. The Conversion Price per share of New Common Stock shall initially be equal to the arithmetic unweighted average closing price of such stock during the 20 Business Days prior to the first anniversary of the original issuance of the Notes. The Conversion Price shall be adjusted from time to time in the case of certain dividends and distributions in respect of the New Common Stock, in the event of certain tender or exchange offers for the New Common Stock and under certain other circumstances, as further provided in the Indenture.

          If an Event of Default occurs and is continuing, the Holders of at least a majority in aggregate principal amount of the Notes Outstanding may declare the principal amount of, and any accrued and unpaid interest on, all the Notes to be due and payable immediately; provided, that in the case of an Event
                                         --------
of Default arising from certain events of bankruptcy or insolvency with respect to the Issuer, all outstanding Notes shall become due and payable immediately without further action or notice.

          The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

          The person in whose name this Note is registered shall be deemed to be the owner and holder hereof for the purpose of receiving payment as herein provided and for all other purposes.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          A director, officer, employee, stockholder or incorporator, as such, of the Issuer or BI shall not have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.
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          Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual or facsimile signature, this Note shall not be entitled to any benefit under such Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.



                              BRADLEES STORES, INC.

                              By:

                                 Name:
                                 Title:

                              By:

                                 Name:
                                 Title:



                         CERTIFICATE OF AUTHENTICATION

    This is one of the Notes referred to in the within-mentioned Indenture.


                      [                 ],  as Indenture Trustee


                      By:
                               Authorized Signatory

                                                                       EXHIBIT A

                               CONVERSION NOTICE

To BRADLEES STORES, INC. and BRADLEES, INC.

     The undersigned registered holder of this Note hereby irrevocably exercises the option to convert this Note, or portion hereof, which is $1,000 or a multiple thereof below designated into shares of common stock of BRADLEES, INC. in accordance with the terms of the Indenture referred to in this Note and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares be issued and delivered to the registered holder hereof unless a different name has been indicated below. Unless otherwise directed, a new Note representing any unconverted principal amount hereof shall be delivered to the registered holder hereof. If shares are to be issued in the name of a person other than the undersigned, this Note must be duly endorsed by or accompanied by instruments of transfer in form satisfactory to BRADLEES STORES, INC. and BRADLEES, INC. duly executed by the undersigned and the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:
If different from that of Noteholder,
print name, address (including ZIP
code) and Social Security or other                    Signature of Noteholder
taxpayer identification number of
person in whose name the New Common                   Signature Guaranteed
Stock will be issued.



                       SOCIAL SECURITY OR OTHER        Principal amount to be
                       TAXPAYER IDENTIFYING NUMBER  converted (if less than all)
Name                                                 ($1,000 or an integral
                                                     multiple thereof)

Address
                                                      $

                                                                       EXHIBIT A

                                 TRANSFER FORM

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


     Please print or typewrite name and address including postal zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Signature:                             Dated:

Signature Guaranteed:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

                                                                       EXHIBIT B
                           FORM OF NOTATION RELATING

                                 TO GUARANTEE


     Bradlees, Inc. ("BI") has fully and unconditionally guaranteed, to the extent set forth in Article 13 of the Indenture and subject to the provisions of the Indenture, the complete and punctual payment by the Issuer of the Guarantee Obligations in connection with the Notes. The Guarantee Obligations shall rank equally in right of payment with other non-subordinated indebtedness of BI, except that the Guarantee Obligations shall be expressly subordinated in right of payment to the Credit Facility Guarantee, as more particularly set forth in the Indenture.

     The obligations of BI to the Holders of Notes and to the Trustee pursuant to the Guarantee are expressly set forth in Article 13 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.


BRADLEES, INC.


By
   Title:


Attest:
Title: